UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016

OM Asset Management plc
(Exact name of registrant as specified in its charter)

England and Wales	001-36683	98-1179929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ground Floor, Millennium Bridge House
2 Lambeth Hill
London EC4V 4GG, United Kingdom
+44-20-7002-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement
On June 13, 2016, OM Asset Management plc, a public limited company incorporated under the laws of England and Wales (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Landmark Partners, LLC, a Delaware limited liability company (“Landmark”) and its members. Landmark is a private equity, real estate and real assets investment company specializing in secondary funds.
Pursuant to the terms of, and subject to the satisfaction or waiver of the conditions contained in, the Purchase Agreement, the Company will acquire a 60% interest in Landmark in exchange for $240 million of cash consideration at closing (the “Closing Payment”), subject to a customary working capital adjustment and a post-closing true-up mechanism, with the potential for an additional payment of up to $225 million following the second anniversary of the closing based on the growth of Landmark's business (the “Upside Payment”). Together, the Closing Payment and the Upside Payment are intended to reflect a purchase multiple of approximately eight to ten times Economic Net Income (ENI)* generated by the transaction, prior to financing costs. The interest of Landmark purchased by the Company pursuant to the Purchase Agreement entitles us to participate in the management fee earnings of Landmark. Immediately following the closing, certain key members of the management team of Landmark will retain the remaining 40% interest in Landmark.
The Purchase Agreement contains customary representations and warranties and covenants of the Company and Landmark, including, among others, customary covenants to conduct the business of Landmark in the ordinary course during the period between the execution of the Purchase Agreement and the closing of the transaction. The closing of the transaction is also subject to various closing conditions, including, among others, (i) Landmark receiving consent to the transaction from clients representing 90% of Landmark revenue and (ii) the negotiation and execution of various documents by and among Landmark, its members and the Company, including, without limitation, (a) employment agreements between Landmark and key members of its management, (b) an amended and restated limited liability company agreement of Landmark and (c) a limited liability company agreement for the entity through which key employees will own an interest in Landmark.
Amendment of Seed Capital Agreement
On June 13, 2016, the Company and Old Mutual plc (the “Parent”) entered into a Heads of Agreement on behalf of themselves and their subsidiaries party to that certain Seed Capital Management Agreement, dated October 8, 2014, by and among Old Mutual (US) Holdings Inc., the Parent and certain of its affiliates, Millpencil Limited, Millpencil (U.S.) LP, and MPLUK2 (“Seed Capital Agreement”). The Heads of Agreement amends certain terms of the Seed Capital Agreement, including (i) accelerating the transfer of approximately $32 million of seed investments to the Company’s balance sheet on or around June 30, 2016; (ii) reducing the seed capital investments managed by the Company but owned by the Parent to $100 million; and (iii) accelerating the transfer of all remaining seed capital investments covered by the Seed Capital Agreement to the Company’s balance sheet on or around June 30, 2017. All seed capital was originally expected to be transferred to the balance sheet of the Company on or around January 15, 2018. A copy of the Heads of Agreement is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and is hereby incorporated by reference into this Item 1.01.
Amendment of Deferred Tax Asset Deed
On June 13, 2016, the Company and OM Group (UK) Limited (“OMGUK”) entered into a Heads of Agreement on behalf of themselves and their subsidiaries party to that certain Deferred Tax Asset Deed, dated September 29, 2014, by and between the Company and OMGUK (the “DTA”). The Heads of Agreement amends the DTA to provide that the obligations of the Company to make future payments to OMGUK under the DTA, which were originally scheduled to continue until January 31, 2020, shall be terminated as of December 31, 2016 in exchange for a payment of the net present value of the future payments due to OMGUK valued as of December 31, 2016. The valuation shall be calculated using a discount rate of 8.5% and be paid by the Company to OMGUK in three installments on each of June 30, 2017, December 31, 2017 and June 30, 2018, such payments forward valued at a discount rate of 8.5%. The determination of the appropriate discount rate reflects a continuation of certain protections provided by OMGUK related to the realized tax benefit resulting from the Company’s use of the DTAs. Such protections shall be unaffected by the Heads of Agreement. A copy of the Heads of Agreement is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K, and is hereby incorporated by reference into this Item 1.01.
* This Current Report on Form 8-K references a non-GAAP performance measure referred to as economic net income (“ENI”).
The Company uses ENI to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Affiliate variable compensation and equity distributions, and incentivize management. The Company’s
ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP.

For a further discussion of how the Company uses ENI and why ENI is useful to investors, along with various U.S. GAAP to ENI reconciliations, refer to the Company's Quarterly Report on Form 10-Q filed on May 10, 2016 and Annual Report on Form 10-K filed on March 15, 2016.

ITEM 7.01	Regulation FD.

On June 14, 2016, the Company issued a press release announcing the signing of the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in Item 7.01 and the information filed as Exhibit 99.1 to this Form 8-K is being furnished in accordance with Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Such information shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as may be expressly set forth in a specific filing.

ITEM 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Heads of Agreement, dated as of June 13, 2016, among OM Asset Management plc and Old Mutual plc.
10.2	Heads of Agreement, dated as of June 13, 2016, among OM Asset Management plc and OM Group (UK) Limited.
99.1	Press release issued by the Company on June 14, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	June 14, 2016	OM ASSET MANAGEMENT PLC

		By:	/s/ STEPHEN H. BELGRAD
		Name:	Stephen H. Belgrad
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Heads of Agreement, dated as of June 13, 2016, among OM Asset Management plc and Old Mutual plc.
10.2	Heads of Agreement, dated as of June 13, 2016, among OM Asset Management plc and OM Group (UK) Limited.
99.1	Press release issued by the Company on June 14, 2016